EXHIBIT (n)

Consents of Independent Auditors and

Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-151913 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 28, 2013 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is incorporated by reference from the Registrant’s Post-Effective Amendment No. 6 to Registration Statement No. 333-151913, and to the reference to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
August 16, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-151913 of Ameritas Variable Separate Account V on Form N-6 of our report dated March 11, 2013, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account V, appearing in the Statement of Additional Information, which is incorporated by reference from the Registrant’s Post-Effective Amendment No. 6 to Registration No. 333-151913, and to the reference to us under the heading “Financial Statements” in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
August 16, 2013